EXHIBIT 10.1

NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD
(NON-EMPLOYEE DIRECTORS)

DARLING INTERNATIONAL INC.
2012 OMNIBUS INCENTIVE PLAN

SECTION 1.     GRANT OF AWARD.
On the terms and conditions set forth in the attached Terms and Conditions of Restricted Stock Unit Award (the “Terms and Conditions”) and this Notice of Grant of Restricted Stock Unit Award (the “Notice”), the Company hereby grants to the undersigned Non-Employee Director (the “Grantee”) a number of Restricted Stock Units (the “Restricted Stock Units”) as specified below, each of which represents a contingent right to receive a share of common stock of the Company, $0.01 par value per share (a “Share”), at a future date after such Restricted Stock Unit has become vested. Together, this Notice and the Terms and all Conditions constitute the “Agreement.”

This award is granted under and subject to the terms of the Darling International Inc. 2012 Omnibus Incentive Plan (the “Plan”), which is incorporated herein by this reference. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

Grantee:    [__________]

Grant Date:    [__________]

# of Restricted Stock Units:    [________]

SECTION 2. VESTING.
The Grantee shall vest in his or her Restricted Stock Units on the earliest to occur of: (i) the first anniversary of the Grant Date, (ii) the date of the Annual Shareholders Meeting next following the Grant Date, (iii) the Grantee’s Separation from Service as a result of death or Disability, or (iv) a Change of Control (the “Vesting Date”). In addition, if the Grantee has a Separation from Service for any reason other than death or Disability before the Vesting Date, the Grantee shall become vested in a prorated portion of the Restricted Stock Units as of the date of such Separation from Service based on the number of days from the Grant Date to the date of Separation from Service divided by 365, and any Restricted Stock Units not so vested shall be forfeited.
SECTION 3. PAYMENT ELECTIONS.

(a)
Except as provided by Section 3(b), vested Restricted Stock Units shall be payable to the Grantee in a single lump sum payment as soon as administratively practicable following the Grantee’s Separation from Service.

(b)
Notwithstanding the provisions of Section 3(a) to the contrary, if the Grantee has met the stock ownership guidelines established in the Stock Ownership and Retention Policy on or before the Grant Date, the Grantee may elect to have vested Restricted Stock Units payable as soon as administratively practicable after either (i) the Grantee’s Separation from Service or (ii) the earlier of (x) a specified date that is no earlier than the Vesting Date or (y) Separation from Service. In case of an election under clause (ii) in the preceding sentence, the Grantee may also elect to receive payment in either a lump sum or annual installments of up to ten years, with the first installment payment to be made as soon as administratively practicable following the specified payment date elected by the Grantee; provided, however, that no installment payments shall be permitted following Separation from Service and, in that regard, all remaining unpaid installments payments shall be paid in a lump sum as soon as administratively practicable after Separation from Service.

(c)
Each date upon which vested Restricted Stock Units are payable is referred to herein as a “Settlement Date.” Any payment election hereunder must be completed no later than the Grant Date by completing an election form which has been approved by the Committee. If a payment election is not duly made, payment of vested Restricted Stock Units shall be made as a lump sum payment as soon as administratively practicable following Separation from Service. In case of installment payments, the number of Restricted Stock Units payable as of a given Settlement Date shall be the total number of vested Restricted Stock Units that are subject to the installment payment divided by the number of installment payments remaining (including the payment then being made), rounded to the nearest whole Restricted Stock Unit. The payment election applicable to the Restricted Stock Units shall also apply to any Dividend Restricted Stock Units credited in accordance with Section 1(c) of the Terms and Conditions.

SECTION 4. DEFINITIONS.

(a)
“Disability” shall mean that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined by the Board of Directors in its sole discretion; provided, however, that the Grantee shall recuse himself or herself from the determination as to his or her own Disability.

(b)	“Separation from Service” shall mean the Grantee’s “separation from service” with the Company within the meaning of Section 409A and any related administrative policies of the Company.

This Award is conditioned upon the Grantee’s acceptance of the provisions set forth in this Notice and the Terms and Conditions within 90 days after the Notice and such Terms and Conditions are presented to the Grantee for review. If the Grantee fails to accept the award of Restricted Stock Units within such 90-day period, such award shall be null and void, and the Grantee’s rights in the Restricted Stock Units shall immediately terminate without any payment of consideration by the Company.

By signing below, the Grantee agrees that this award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and the attached Terms and Conditions.

Grantee                        Darling Ingredients Inc.
(formerly Darling International Inc.)

___________________________        By:
Title:
Date: ______________________        Date:

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

These Terms and Conditions of Restricted Stock Unit Award (the “Terms and Conditions”) relate to the Notice of Grant of Restricted Stock Unit Award (the “Notice”) attached hereto, by and between Darling International Inc. (the “Company”), and the person identified in the Notice (the “Grantee”).

The Committee has approved an award to the Grantee of a number of Restricted Stock Units (the “Restricted Stock Units”) under the Darling International Inc. 2012 Omnibus Incentive Plan (the “Plan”), conditioned upon the Grantee’s acceptance of the provisions set forth in the Notice and these Terms and Conditions within 90 days after the Notice and these Terms and Conditions are presented to the Grantee for review. Together, the Notice and these Terms and all Conditions constitute the “Agreement.” For purposes of the Notice and these Terms and Conditions, any reference to the Company shall include a reference to any Affiliate.

1.    Grant of Restricted Stock Units.

(a)    As of the grant date set forth in the Notice (the “Grant Date”), the Company grants to the Grantee the number of Restricted Stock Units set forth in the Notice, each of which represents a contingent right to receive a share of common stock of the Company, $0.01 par value per share (a “Share”) at a future date after such Restricted Stock Unit has become vested. The Restricted Stock Units are subject to the restrictions set forth in Section 2 of these Terms and Conditions, the provisions of the Plan and the provisions contained in the Notice.

(b)    The Restricted Stock Units granted to the Grantee shall be reflected in a bookkeeping account maintained by the Company until the date on which the Restricted Stock Units are to be settled. If and when the restrictions set forth in Section 2 expire in accordance with the terms of these Terms and Conditions, and upon the satisfaction of all other applicable conditions as to the Restricted Stock Units, such Restricted Stock Units not forfeited pursuant to Section 4 hereof shall be settled in Shares as provided in Section 1(e) of these Terms and Conditions and otherwise in accordance with the Plan.

(c)     With respect to each Restricted Stock Unit, whether or not vested, that has not been forfeited (but only to the extent such award of Restricted Stock Units has not been settled for Shares), the Company shall, with respect to any cash dividends paid on the Shares, accrue and credit to the Grantee’s bookkeeping account a number of Restricted Stock Units having a Fair Market Value as of the date such dividend is paid equal to the cash dividends that would have been paid with respect to such Restricted Stock Unit if it were an outstanding Share (the “Dividend Restricted Stock Units”). These Dividend Restricted Stock Units thereafter shall (i) be treated as Restricted Stock Units for purposes of future dividend accruals pursuant to this Section 1(c); (ii) vest in such amounts at the same time as the Restricted Stock Units with respect to which such Dividend Restricted Stock Units were received; and (iii) be paid on the Settlement Date(s) applicable to the Restricted Stock Units under Section 3 of the Notice (rounded to the nearest whole Restricted Stock Unit on such Settlement Date(s)). Any dividends or distributions on Common Stock paid other than in cash shall accrue in the Grantee’s bookkeeping account and shall vest at the same time as the Restricted Stock Units in respect of which they are made (in each case in the same form, based on the same record date and at the same time, as such dividend or other distribution is paid on such Common Stock).

(d)    The Company’s obligations under these Terms and Conditions (with respect to both the Restricted Stock Units and the Dividend Restricted Stock Units, if any) shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of Grantee under these Terms and Conditions shall be no greater than those of a general unsecured creditor of the Company. In addition, the Restricted Stock Units shall be subject to such restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Share are then listed, any Company policy and any applicable federal or state securities law.

(e)    Except as otherwise provided in these Terms and Conditions, settlement of any vested Restricted Stock Units in accordance with the provisions of the Notice and this Section 1(e) shall be delivered as soon as administratively practicable (generally not more than 30 days) after the applicable Settlement Date, and upon the satisfaction of all other applicable conditions as to the Restricted Stock Units (including the payment by the Grantee of all applicable withholding taxes). The Restricted Stock Units shall be settled solely in whole Shares.

2.    Restrictions.

(a)    The Grantee shall have no rights as a stockholder of the Company by virtue of any Restricted Stock Unit unless and until such Restricted Stock Unit vests and resulting Shares are issued to the Grantee.

(b)      None of the Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date such Restricted Stock Units are settled under Section 1(e) above, except as may be permitted by the Plan or as otherwise permitted by the Committee in its sole discretion or pursuant to rules adopted by the Committee in accordance with the Plan.

(c)    Any attempt to dispose of the Restricted Stock Units or any interest in the Restricted Stock Units in a manner contrary to the restrictions set forth in these Terms and Conditions shall be void and of no effect.

3.    Restricted Period and Vesting. Subject to the provisions contained in Sections 4, 5 and 6 hereof and Section 2 of the Notice, the Restricted Stock Units shall be deemed vested and no longer subject to forfeiture under Section 4 upon the Vesting Date and the satisfaction of all other applicable conditions as to the Restricted Stock Units (including the payment by the Grantee of all applicable withholding taxes).

4.    Forfeiture. Subject to Section 6 hereof and Section 2 of the Notice, if prior to the Vesting Date (i) the Grantee has a Separation from Service, (ii) there occurs a material breach of the Notice or these Terms and Conditions by the Grantee, or (iii) the Grantee fails to meet the tax withholding obligations described in Section 5(b) hereof, all rights of the Grantee to the Restricted Stock Units that have not vested in accordance with Section 3 as of the date of such termination shall terminate immediately and be forfeited in their entirety.

5.    Withholding.

(a)    Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the award made under this Agreement, including the grant or vesting of the Restricted Stock Units, or the subsequent sale of Shares; and (ii) does not commit to structure the terms of the grant or any aspect of this award to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b)    Prior to vesting of the Restricted Stock Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company.  In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee from the Grantee’s wages or other cash compensation paid to the Grantee by the Company or from proceeds of the sale of the Shares.  Alternatively, or in addition, to the extent permissible under applicable law, the Company may (i) sell or arrange for the sale of Shares that the Grantee acquires to meet the withholding obligation for Tax-Related Items, and/or (ii) withhold in Shares to be issued to the Grantee under this award, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount.  Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue and deliver Shares in payment of any earned and vested Restricted Stock Units if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Section 5(b).

6.    Committee’s Discretion. Notwithstanding any provision of these Terms and Conditions to the contrary, the Committee shall have discretion to waive, in accordance with the provisions of Section 3.2 of the Plan, any forfeiture of the Restricted Stock Units as set forth in Section 4 hereof, the vesting requirements and any other conditions set forth in this Terms and Conditions.

7.    Defined Terms. Capitalized terms used but not defined in the Notice and these Terms and Conditions shall have the meanings set forth in the Plan, unless such term is defined in any employment or similar agreement between the Grantee and the Company or an Affiliate. Any terms used in the Notice and Terms and Conditions, but defined in the Grantee’s employment agreement are incorporated herein by reference and shall be effective for purposes of the Notice and these Terms and Conditions without regard to the continued effectiveness of such employment agreement.

8.    Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this restricted stock award.

9.    Regulatory Restrictions on the Restricted Stock Units. Notwithstanding any other provision of the Plan, the obligation of the Company to issue Shares in connection with the grant of Restricted Stock Units under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to these Terms and Conditions prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

10.    Miscellaneous.

(a)    Data Privacy and Other Acknowledgments. By accepting the award provided for in this Agreement, the Grantee acknowledges and agrees that such award is subject to the provisions regarding data privacy set forth in Appendix A. The Grantee shall review the provisions of Appendix A carefully, as this award shall be null and void absent the Grantee’s acceptance of such provisions. The Company reserves the right to impose other requirements on the award to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the award and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(b)    No Rights as a Shareholder. The Restricted Stock Units constitute an unfunded and unsecured obligation of the Company. The Grantee shall not have any rights of a stockholder of the Company with respect to the Shares underlying the Restricted Stock Units unless and until the Restricted Stock Units become earned and vested and are settled by the issuance of Shares. Upon issuance of Shares in connection with the settlement of vested Restricted Stock Units, the Grantee shall be the record owner of the Shares unless and until such Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights).

(c)    Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective (i) upon personal delivery; (ii) upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid; or (iii) upon the Company’s sending of an email to the Grantee. A notice shall be addressed to the Company at its principal executive office and to the Grantee at the postal address that he or she most recently provided to the Company or at his or her Service email address, if any.

(d)    Waiver. The waiver by any party hereto of a breach of any provision of the Notice or these Terms and Conditions shall not operate or be construed as a waiver of any other or subsequent breach.

(e)    Entire Agreement. These Terms and Conditions, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof. In the event of a conflict between any provision of the Plan and the Notice or these Terms and Conditions, the Plan shall control.

(f)    Binding Effect; Successors. These Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms and Conditions, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

(g)    Governing Law. The Notice and these Terms and Conditions shall be governed by and construed in accordance with the laws of the State of Texas.

(h)    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms and Conditions.

(i)    Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms and Conditions in their entirety. In the event of any conflict between the provisions of these Terms and Conditions and the Plan, the provisions of the Plan shall control. The Terms and Conditions may be amended at any time by written agreement of the parties hereto.

(j)    No Right to Continued Service. Nothing in the Notice or these Terms and Conditions or the Plan shall confer upon the Grantee any right to continue in service with the Company for any period of specific duration.

(k)    Further Assurances. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Notice and these Terms and Conditions and the Plan.

Appendix A

DATA PRIVACY

By accepting the this award, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Restricted Stock Units which have been awarded to you under this Agreement (collectively, the “Stock Awards”).

You understand that the Company holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of any entitlement to shares of stock or equivalent benefits awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Stock Awards. You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Stock Awards, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections from your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Stock Awards. You understand that Data will be held only as long as is necessary to implement, administer and manage the Stock Awards. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Stock Awards or other awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to benefit from the Stock Awards. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Company.